Exhibit 1

2116-130 Adelaide St. W.
Toronto, Ontario
Canada M5H 3P5
www.napalladium.com

For Immediate Release	Symbols: TSX - PDL
October 22, 2007	AMEX - PAL

North American Palladium reports final drill results at Ahmavaara deposit, Finland; Pilot Plant Operation & Feasibility Study Commencing

Toronto, Canada. North American Palladium is pleased to announce the final results of an infill drill program at the Ahmavaara deposit, the larger of two deposits that comprise the Suhanko property. The Suhanko property is one of three advanced stage platinum group metal projects located south of Rovaniemi, Finland known as the Arctic Platinum Project (“APP”) over which the Company has a right to earn up to a 60% interest from Gold Fields.

A total of 26 holes totalling 4,352 metres in length were drilled in this last phase, completing the 83-hole drilling program. The results of this infill drill program support NAP’s interpretation of the geologic continuity and metal distribution that was based upon previous widely spaced drill holes.

In addition to this infill drilling campaign, bulk sampling is underway at both Suhanko property deposits, Ahmavaara and Konttijärvi and is nearing completion. A program of bench-scale metallurgical testing is ongoing in support of a pilot plant test that is expected to be carried out next month.

Mr. Jim Excell, President and CEO of North American Palladium commented, “These drilling results are very encouraging as they continue to confirm the excellent continuity of the metal content and the favourable widths of these shallow mineralized zones at the deposit. In terms of the nickel-copper and PGM’s, the Ahmavaara drilling results are broadly comparable to those the Company mines from the open pit portion of its Lac des Isles mine near Thunder Bay, Ontario.”

The Company has accepted a proposal from Aker Kvaerner to complete a definitive feasibility study and recently hired a 30-year veteran of the mining industry to oversee the work at APP as it moves closer to satisfying the conditions of its earn-in.

The mineralized drill intersections at Ahmavaara have been located within 200 metres from surface and have included such intersections as: 3.0 g/t Pd+Pt+Au (“3E”) along a core length of 26.7 metres in drill hole RN/YP-746; 1.6 g/t 3E along a core length of 41 metres in drill hole RN/YP-734; and 2.2 g/t 3E along a core length of 28.2 metres in drill hole RN/YP-749. A complete listing of the drilling results is given in Table 1 below, and a listing of the drill hole co-ordinates can be found on the Company’s website. Mineralized intervals were calculated using a cut-off grade of 1.0 g/t 3E.

Table 1 – Results of the Phase 2 In-fill Drilling at the Ahmavaara Deposit, Finland.

Hole	From m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pd g/t	Pt g/t	Au g/t	Cu %	Ni %	ZONE
RN/YP-734	80.00	41.00	100	1.56	1.16	0.27	0.12	0.20	0.06	Upper
incl.	80.00	1.00		3.51	2.53	0.65	0.32	0.28	0.12

RN/YP-745	168.00	15.00	100	3.52	2.66	0.72	0.15	0.19	0.09	Upper
incl.	171.00	1.00		12.93	10.10	2.73	0.10	0.13	0.21
and	209.00	6.33	100	2.23	1.69	0.30	0.23	0.57	0.19	Lower
incl.	214.00	1.33		3.72	2.72	0.62	0.38	0.85	0.20

RN/YP-746	137.00	7.00	90	1.36	0.90	0.27	0.18	0.18	0.11

Hole	From m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pd g/t	Pt g/t	Au g/t	Cu %	Ni %	ZONE
incl.	143.00	1.00		2.01	1.39	0.39	0.23	0.22	0.11
and	152.00	26.75	90	3.04	2.21	0.52	0.31	0.35	0.10	Upper+ lower
incl.	175.55	0.45		9.32	6.28	1.30	1.74	2.90	0.42

RN/YP-747	98.00	14.16	100	1.58	1.15	0.35	0.08	0.07	0.06	Upper
incl.	106.00	0.55		6.29	4.38	1.68	0.23	0.19	0.06

RN/YP-749	146.00	9.00	100	1.01	0.73	0.19	0.09	0.11	0.07
incl.	154.00	1.00		1.50	1.15	0.25	0.10	0.10	0.08
and	165.00	28.16	100	2.16	1.57	0.41	0.18	0.34	0.06	Upper
incl.	169.00	1.00		5.61	4.23	1.02	0.36	0.36	0.05
and	196.61	16.45	100	2.15	1.63	0.24	0.29	0.51	0.15	Lower
incl.	200.00	1.00		5.06	3.45	0.46	1.15	1.12	0.33

RN/YP-750	122.00	19.22	90	1.77	1.27	0.33	0.16	0.15	0.11	Upper
incl.	124.00	1.00		7.06	5.02	1.56	0.48	0.24	0.13
and	171.00	10.00	90	1.34	1.07	0.18	0.08	0.21	0.10	Lower
incl.	172.00	1.00		3.31	2.78	0.45	0.09	0.43	0.29

RN/YP-751	8.10	17.90	70	1.27	0.94	0.25	0.08	0.16	0.08	Upper
incl.	25.00	1.00		1.85	1.30	0.40	0.15	0.21	0.08
and	50.71	11.29	80	1.03	0.80	0.15	0.07	0.20	0.08	Lower
incl.	55.00	0.83		2.00	1.56	0.31	0.13	0.50	0.19

RN/YP-753	191.00	16.49	100	3.39	2.63	0.53	0.23	0.71	0.24	Lower
incl.	197.72	1.28		9.83	7.94	1.53	0.35	1.93	0.75
and	214.00	3.00	100	1.99	1.53	0.19	0.26	0.79	0.14
incl.	214.00	1.00		3.48	2.59	0.35	0.53	1.80	0.15

RN/YP-754	43.93	5.59	100	3.12	2.49	0.42	0.22	0.39	0.15
incl.	43.93	1.07		7.35	6.52	0.58	0.25	0.53	0.11
and	62.00	5.10	80	1.89	1.40	0.36	0.12	0.18	0.12	Upper1
incl.	63.00	1.00		4.17	3.10	0.89	0.21	0.23	0.20
and	75.94	27.06	80	2.34	1.80	0.39	0.16	0.25	0.16	Upper2+lower
incl.	86.00	0.91		14.00	11.70	2.20	0.10	0.33	1.15

RN/YP-755	14.00	13.00	100	2.01	1.26	0.39	0.36	0.12	0.07	Upper
incl.	15.00	0.50		6.26	4.37	1.56	0.33	0.25	0.15
and	56.00	9.00	90	1.15	0.89	0.17	0.11	0.24	0.09
incl.	56.00	1.00		2.04	1.52	0.37	0.16	0.32	0.14
and	71.00	8.00	90	1.19	0.88	0.18	0.13	0.18	0.05
incl.	72.00	1.00		2.08	1.45	0.30	0.33	0.34	0.05

RN/YP-756	165.15	35.67	90	2.11	1.52	0.34	0.25	0.31	0.10	Upper+ lower
incl.	192.00	1.00		6.04	3.81	0.81	1.42	0.85	0.20

RN/YP-757	123.00	15.00	70	1.18	0.88	0.21	0.09	0.14	0.07	Upper
incl.	136.00	1.00		2.37	1.79	0.44	0.14	0.27	0.12
and	150.00	43.00	80	2.00	1.34	0.26	0.40	0.47	0.09	Lower
incl.	179.32	0.68		15.96	7.01	0.59	8.36	4.69	0.22
and	199.65	7.23	90	3.37	2.78	0.36	0.23	0.52	0.38	Lower
incl.	201.00	1.00		5.97	5.31	0. 50	0.16	0.47	0.97

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Hole	From m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pd g/t	Pt g/t	Au g/t	Cu %	Ni %	ZONE
RN/YP-758	58.00	26.00	70	1.86	1.34	0.38	0.19	0.17	0.09	Upper
incl.	65.04	0.96		4.99	3.57	1.11	0.31	0.27	0.08
and	110.00	14.00	90	2.54	2.00	0.31	0.22	0.40	0.20	Lower
incl.	119.90	0.50		15.18	13.40	1.64	0.14	0.68	2.40

RN/YP-759	81.00	5.00	90	1.65	1.21	0.30	0.14	0.13	0.03	Lower
incl.	81.00	1.00		3.59	2.82	0.71	0.06	0.04	0.03

RN/YP-760B	161.76	31.24	90	1.72	1.30	0.28	0.15	0.30	0.09	Upper+ lower
incl.	182.00	1.00		8.00	5.95	1.81	0.24	1.88	0.56

RN/YP-761	84.00	17.00	90	1.43	1.02	0.32	0.09	0.11	0.08	Upper
incl.	90.00	1.00		2.63	1.94	0.66	0.02	0.05	0.10
and	128.00	5.36	90	1.72	1.45	0.21	0.06	0.39	0.28
incl.	128.00	0.80		4.33	3.83	0.46	0.05	0.84	0.90
and	171.00	11.87	90	2.77	2.28	0.35	0.13	0.86	0.44	Lower
incl.	180.00	1.09		8.70	7.82	0.69	0.18	4.31	1.55

RN/YP-762	28.00	4.74	90	1.53	1.10	0.32	0.10	0.13	0.08	Upper
incl.	31.00	1.00		2.43	1.72	0.59	0.14	0.15	0.08
and	97.00	19.00	90	1.43	1.09	0.24	0.10	0.16	0.06
incl.	113.00	1.00		3.08	2.45	0.50	0.13	0.23	0.20
and	129.77	16.23	90	1.38	1.03	0.19	0.17	0.25	0.07	Lower
incl.	142.00	1.00		2.15	1.67	0.24	0.24	0.42	0.11

RN/YP-763	136.00	23.00	80	1.28	0.99	0.21	0.08	0.20	0.10
incl.	150.00	1.00		4.27	3.24	0.85	0.18	0.34	0.15
and	167.73	33.27	80	1.90	1.48	0.23	0.20	0.39	0.15	Lower1
incl.	188.00	1.00		4.61	3.70	0.48	0.43	0.68	0.60
and	212.61	5.85	90	1.98	1.61	0.20	0.17	0.39	0.14	Lower2
incl.	218.00	0.46		3.94	3.40	0.37	0.17	0.62	0.30

RN/YP-764	75.10	11.90	80	2.56	1.89	0.42	0.24	0.38	0.11
incl.	85.00	1.00		4.07	3.05	0.73	0.29	0.48	0.19
and	130.00	19.00	80	1.48	1.12	0.27	0.09	0.16	0.11	II Upper1
incl.	147.00	1.00		3.23	2.46	0. 70	0.08	0.20	0.21
and	153.00	9.00	80	1.18	0.88	0.19	0.12	0.18	0.06	II Upper2
incl.	153.00	1.00		2.05	1.45	0.39	0.21	0.26	0.10

RN/YP-766	28.80	6.20	100	1.32	0.93	0.32	0.07	0.08	0.08
incl.	28.80	1.20		2.73	1.93	0.66	0.14	0.15	0.09
and	43.00	16.00	100	1.58	1.16	0.34	0.08	0.10	0.03	Upper
incl.	43.00	0.58		4.40	3.09	1.10	0.21	0.27	0.10

RN/YP-767	22.47	8.53	100	3.30	2.37	0.75	0.17	0.09	0.05	Upper
incl.	27.23	0.43		14.35	10.90	3.11	0.34	0.14	0.12

RN/YP-768	77.00	18.00	100	1.47	1.06	0.26	0.15	0.15	0.06	Upper
incl.	77.00	1.00		4.77	3.57	1.15	0.05	0.04	0.15
and	116.00	4.00	100	2.04	1.50	0.41	0.12	0.41	0.25
incl.	116.00	1.00		3.28	2.43	0.64	0.20	0.63	0.63
and	131.90	26.10	100	1.76	1.37	0.23	0.16	0.43	0.13	Lower
incl.	157.00	1.00		3.10	2.75	0.19	0.16	2.01	0.49

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Hole	From m	Length m	True length %	Pd/Pt/Au (3E) g/t	Pd g/t	Pt g/t	Au g/t	Cu %	Ni %	ZONE
and	211.00	9.00	90	1.22	0.89	0.14	0.19	0.24	0.06	II Upper
incl.	218.29	0.71		1.89	1.15	0.15	0.59	0.38	0.06

RN/YP-769	70.00	20.00	100	1.29	0.96	0.23	0.10	0.15	0.08	Upper
incl.	84.00	1.00		2.51	1.89	0.50	0.12	0.23	0.12
and	96.00	36.00	100	1.55	1.18	0.22	0.15	0.26	0.12	Lower
incl.	102.00	1.00		5.03	4.10	0.82	0.11	0.66	0.28
and	167.00	10.00	90	1.67	1.21	0.36	0.10	0.10	0.08	II Upper
incl.	175.15	0.85		5.69	4.38	1.09	0.22	0.30	0.22

RN/YP-770	61.40	21.60	100	2.17	1.59	0.45	0.12	0.11	0.05	Upper
incl.	66.00	1.00		4.46	2.99	1.01	0.46	0.14	0.08

RN/YP-771	48.00	20.00	100	1.61	1.17	0.33	0.11	0.16	0.07	Upper
incl.	53.26	0.74		3.41	2.06	0.64	0.71	0.15	0.08

RN/YP-772	45.00	7.00	100	2.17	1.52	0.47	0.17	0.24	0.11	Upper+ Lower
incl.	50.00	1.00		3.94	2.65	0.74	0.54	0.85	0.18

Note:           The column labelled “3E” represents the summation of three elements: Palladium (Pd), Platinum (Pt) and Gold (Au).

A general description of the geological setting and mineralization found at the Ahmavaara deposit and the results of the previous 57 drill holes were disclosed in news releases dated July 12, 2007 and September 24, 2007, which are available on the Company’s website.

Diamond drill core from these drilling programs is transported by joint venture personnel from the various project sites to Rovaniemi, Finland for logging and splitting. The split samples are transported to the GTK (Finnish Geological Survey) laboratory, an accredited laboratory, for sample preparation and analysis. At GTK, precious metals are analyzed utilizing a standard fire assay with ICP-OES finish and base metals are analyzed utilizing an aqua-regia digestion and ICP-OES finish. Mr. Reno Pressacco, Vice President of Exploration & Development for North American Palladium Ltd., is the Qualified Person, as defined in National Instrument 43-101, who supervised the work carried out on the Arctic Platinum Project.

North American Palladium is Canada’s only primary producer of palladium. The Company’s core palladium business at the Lac des Iles mine is strengthened by a significant contribution from nickel, platinum, gold and copper by-product metals. The Company continues to pursue three advanced-stage exploration projects: the Offset High Grade Zone at its Lac des Iles mine, the Shebandowan Project, located approximately 100 kilometres from the mine, and the Arctic Platinum Project in Finland.

Please visit www.napalladium.com for further information on North American Palladium.

For further information, please contact:

Jim Excell President and Chief Executive Officer Tel: (416) 360-7971 Ext. 223 Email: jexcell@napalladium.com

Linda Armstrong Director, Investor Relations Tel: (416) 360-7971 Ext. 226 Email: larmstrong@napalladium.com

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